EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bob Evans Farms, Inc. of our report dated June 6, 2000, included in the 2000 Annual Report to Stockholders of Bob Evans Farms, Inc.

We also consent to the incorporation by reference of our report dated June 6, 2000, with respect to the consolidated financial statements incorporated herein by reference in the following Registration Statements:

     -   Form S-8              No. 33-17978 --      1987 Incentive Stock Option Plan

     -   Form S-8              No. 33-30665 --      1989 Stock Option Plan for Nonemployee Directors

     -   Form S-8              No. 33-34149 --      401K Retirement Plan Trust

     -   Form S-8              No. 33-42778 --      1991 Incentive Stock Option Plan

     -   Form S-8              No. 33-53166 --      Nonqualified Stock Option Plan

     -   Form S-8              No. 33-69022 --      Long Term Incentive Plan for Managers

     -   Form S-8              No. 33-55269 --      1994 Long Term Incentive Plan

     -   Form S-8              No. 33-74829 --      1998 Stock Option and Incentive Plan

     -   Form S-3              No. 333-74739 --     Dividend Reinvestment and Stock Purchase Plan



                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                    Ernst & Young LLP

Columbus, Ohio
July 26, 2000


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